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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form S-4 of Select Medical Corporation, of our report dated March 20, 2003, except as to
Note 15, which is as of July 7, 2004, relating to the consolidated financial statements of Kessler Rehabilitation Corporation and Subsidiaries for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
October 17, 2003